UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2021

CADIZ INC.
(Exact Name of Registrant as Specified in its Charter)

delaware	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (231) 271-1600

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 17, 2021, the Company held its 2021 Annual Meeting of Stockholders.  The number of shares represented and voting by proxy at said meeting was 32,921,939.

i.	The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	31,552,648	280,087	1,089,204
Stephen E. Courter	31,626,306	205,599	1,089,204
Maria Echaveste	31,817,976	14,759	1,089,204
Geoffrey Grant	31,739,247	93,488	1,089,204
Winston Hickox	31,641,690	191,045	1,089,204
Susan Kennedy	31,825,210	7,525	1,089,204
Scott S. Slater	31,773,503	59,232	1,089,204
Carolyn Webb de Macias	31,814,324	18,411	1,089,204

ii.	PricewaterhouseCoopers LLP was approved as the Company’s independent auditors for the fiscal year 2021 by the following vote:

VOTES
FOR:	32,717,662
AGAINST:	203,885
ABSTAIN:	392

iii.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

VOTES
FOR:	31,641,645
AGAINST:	189,464
ABSTAIN:	1,626
BROKER NON-VOTES:	1,089,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date:  June 22, 2021

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)